EXHIBIT 99.1

NEXEN 401(k) SAVINGS AND PENSION PLAN
(As Amended and Restated Effective January 1, 2010)

NEXEN 401(k) SAVINGS AND PENSION PLAN

TABLE OF CONTENTS

(i)

(ii)

NEXEN 401(k) SAVINGS AND PENSION PLAN

(As Amended and Restated Effective January 1, 2010)

THIS PROFIT SHARING PLAN, made and executed by Nexen Petroleum U.S.A. Inc., a Delaware corporation (the “Company”),

WITNESSETH THAT:

WHEREAS, the Company previously established for the benefit of its employees and the employees of certain affiliates a qualified profit sharing plan known as the Nexen Savings Plan; and

WHEREAS, the Company previously established for the benefit of its employees and the employees of certain affiliates a qualified money purchase pension plan known as the Nexen Pension Plan; and

WHEREAS, the Company has determined that it is no longer beneficial to maintain two separate tax qualified defined contribution employee benefit plans; and

WHEREAS, for administrative convenience and simplicity, the Company has decided to combine the plans by merging the Nexen Pension Plan into and with the Nexen Savings Plan;

NOW, THEREFORE, in consideration of the premises, the Nexen Pension Plan is hereby merged into the Nexen Savings Plan effective at the end of the day on December 31, 2009, and the continuing profit sharing plan resulting from said merger is hereby renamed as the Nexen 401(k) Savings and Pension Plan and amended and restated in its entirety effective January 1, 2010 to read as follows:

ARTICLE I.

DEFINITIONS AND CONSTRUCTION

Section 1.1      Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

(a)       “Accounts” means a Participant’s Pre-Tax Account, Roth Account, Catch-Up Account, Roth Catch-Up Account, After-Tax Account, Matching Account, Employer Pension Account, Former Pension Plan Account, Rollover Account and Roth Rollover Account, as the context requires. The Administrative Committee may establish and maintain additional Accounts and/or separate subaccounts within a Participant’s Accounts if it deems such to be necessary for the proper administration of the Plan.

(b)       “Administrative Committee” means the Administrative Committee appointed to administer the Plan pursuant to Section 7.1 of the Plan.

(c)       “Affiliated Company” means any corporation or organization, other than an Employer, which is a member of a controlled group of corporations (within the meaning of Section 414(b) of the Code) or of an affiliated service group (within the meaning of Section 414(m) of the Code) with respect to which an Employer is also a member, and any other incorporated or unincorporated trade or business which along with an Employer is under common control (within the meaning of the regulations promulgated by the Secretary of the Treasury pursuant to Section 414(c) of the Code); provided, however, that for purposes of Section 10.3 of the Plan, Section 414(b) and (c) of the Code will be applied as modified by Section 415(h) of the Code.

(d)       “After-Tax Contribution” means a contribution made by a Participant to this Plan under Section 3.5.

(e)       “After-Tax Account” means the Account established and maintained under this Plan to record a Participant’s interest attributable to (i) After-Tax Contributions made to this Plan by a Participant and (ii) amounts credited to his or her Nondeductible Employee Account under the Former Savings Plan.

(f)        “Alternate Payee” means a spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

(g)       “Authorized Leave of Absence” means any temporary absence as may be authorized by the Employer on a uniform, nondiscriminatory basis under the Employer’s standard personnel practices.

(h)       “Beneficiary” means the beneficiary designated by a Participant (or Alternate Payee, if applicable) as determined in accordance with Section 6.3 of the Plan.

(i)        “Benefit Plan Design Committee” means the Benefit Plan Design Committee appointed by the Board of Directors of the Company as provided in Section 7.3 of the Plan.

(j)        “Catch-Up Contribution” means an elective deferral contribution that is excludable from gross income in accordance with Section 402(e) of the Code that constitutes a catch-up contribution under Section 414(v) of the Code.

(k)       “Catch-Up Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to his or her Catch-Up Contributions made to this Plan and amounts credited to his or her Catch-Up Account under the Former Savings Plan.

(l)	“Code” means the Internal Revenue Code of 1986, as amended.

(m)           “Company” means Nexen Petroleum U.S.A. Inc., a Delaware corporation.

(n)	“Compensation” means:

(1)       For all contributions except the Employer Pension Contributions, the sum of the cash remuneration paid by an Employer to an Employee for personal services rendered to the Employer, including wages, salary, hourly base pay and commissions plus any contributions made by an Employer on behalf of such Employee pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by such Employer, including any Pre-Tax Contributions made to this Plan and any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer or a qualified transportation fringe under Section 132(f) of the Code, but excluding:

(A)      overtime pay (other than regularly scheduled overtime as determined by the Administrative Committee),

(B)	bonuses,

(C)       any type of premium pay (including, without limitation, offshore premium pay and work schedule adjustment pay),

(D)	deferred compensation payments
(E)	vacation conversion pay,

(F)       income attributable to stock options, stock appreciation rights, restricted stock, and any other equity-based incentive awards, and

(G)	any other amounts which may receive special tax benefits.

(2)       for purposes of determining the amount of Employer Pension Contributions to which a Participant is entitled under Section 3.7, the sum of the cash remuneration paid by an Employer to an Employee for personal services rendered to the Employer, including wages, salary, hourly base pay, commissions and the portion of the annual cash incentive bonus, if any, not in excess of bonus target, plus any contributions made by an Employer on behalf of such Employee pursuant to a qualified cash or deferred arrangement (within the meaning of Section 401(k) of the Code) maintained by such Employer, including any Pre-Tax Contributions made to this Plan and any salary reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer or a qualified transportation fringe under Section 132(f) of the Code, but excluding:

(A)      overtime pay (other than regularly scheduled overtime as determined by the Administrative Committee),

(B)      bonuses (other than the portion of the annual cash incentive bonus, if any, not in excess of the bonus target),

(C)      any type of premium pay (including, without limitation, offshore premium pay and work schedule adjustment pay),

(D)	deferred compensation payments
(E)	vacation conversion pay,

(F)       income attributable to stock options, stock appreciation rights, restricted stock, and any other equity-based incentive awards, and

(G)	any other amounts which may receive special tax benefits.

(3)       For all purposes of this Plan, only the Compensation of a Participant attributable to periods while the Participant was both a Participant and a Covered Employee will be considered as the Compensation of such Participant and Compensation paid after a Participant’s Severance from Employment (within the meaning of Treasury Regulation Section 1.415(a)-1(f)(5)) will be considered as the Compensation of such Participant only if such amounts (A) are described in Treasury Regulation section 1.415(c)-2(e)(3)(ii) (relating to regular pay paid after Severance from Employment) or 1.415(c)-2(e)(3)(iii)(A) (relating to certain leave cashouts) and (B) are paid to the Participant by the later of 2-1/2 months after such Severance from Employment or the end of the Plan Year that includes the date of such Severance from Employment and only if such amounts would have been paid to the Employee by an Employer prior to the Severance from Employment if the Employee had continued in employment with the Employer.

(o)       “Covered Employee” means any Employee other than: (i) an Employee on a Temporary Employee Payroll unless the Employee has completed one Year of Service, (ii) an Employee whose base salary is paid on the payroll of a foreign affiliate or any entity that is not an Employer regardless of whether a portion of the Employee’s compensation or wages is also paid or provided by an Employer, (iii) a Leased Employee, or (iv) any individual classified by an Employer for employment tax purposes as an independent contractor or having any status other than a common-law employee.

(p)       “Disability” means a determination that a Participant is entitled to receive long-term disability benefits pursuant to the Employer’s or an Affiliated Company’s long-term disability program.

(q)	“Employee” means an employee of an Employer.

(r)        “Employer” means the Company, Nexen Marketing U.S.A. Inc., and any other incorporated or unincorporated trade or business that may adopt this Plan on or after January 1, 2010 with the consent of the Board of Directors of the Company.

(s)       “Employer Pension Contribution” means a contribution made by an Employer to this Plan pursuant to Section 3.7.

(t)        “Employer Pension Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to Employer Pension Contributions made to this Plan.

(u)       “Employment Date” means the first date as of which an Employee performs an Hour of Service.

(v)       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(w)      “Former Pension Plan” means the Nexen Pension Plan as in effect prior to January 1, 2010.

(x)       “Former Pension Plan Account” means the account established and maintained under the Plan to record a Participant’s interest attributable to amounts credited to his or her Employer Contribution Account under the Former Pension Plan.

(y)       “Former Savings Plan” means the Nexen Savings Plan as in effect prior to January 1, 2010.

(z)       “Highly Compensated Employee” means for a Plan Year any Employee who:

(1)       during such Plan Year or the preceding Plan Year was at any time a five-percent owner (within the meaning of Section 416(i)(1) of the Code) of an Employer or Affiliated Company; or

(2)       during the preceding Plan Year received Limitation Year Compensation greater than $80,000 (as adjusted pursuant to Section 414(q)(1) of the Code to take into account any cost-of-living increase).

(aa)     “Hour of Service” means an hour for which an Employee is directly or indirectly compensated or entitled to compensation (including back pay, regardless of mitigation of damages) by an Employer for the performance of duties for an Employer or for reasons (such as vacation, sickness or disability) other than the performance of duties for an Employer, provided, however, that no more than 501 Hours of Service will be credited to an Employee on account of any such single continuous period during which the Employee performs no duties for an Employer. In determining Hours of Service for purposes of this Plan, periods of employment by an Affiliated Company and periods of employment as a Leased Employee of an Employer or Affiliated Company will be deemed to be periods of employment by an Employer. An Employee will be credited with eight Hours of Service per day for any customary work period during which such Employee is on an Authorized Leave of Absence by an Employer. Leaves of absence will be granted by an Employer to its Employees on a uniform, nondiscriminatory basis. The Hours of Service to be credited to an Employee will be credited to the appropriate eligibility and vesting computation periods determined in accordance with the provisions of Section 2530.200b-2(b) and (c) of the Department of Labor regulations, which are incorporated herein by this reference.

(bb)     “Investment Fund” means a fund authorized by the Benefit Plan Design Committee pursuant to Article IV for the investment of Trust assets.

(cc)     “Leased Employee” means any person who provides services to a recipient but who is not an employee of the recipient if (i) such services are provided pursuant to an agreement between the recipient and any other person, (ii) such person has performed such services for the recipient (or for the recipient and related persons) on a substantially full-time basis for a period of at least one year, and (iii) such services are performed under the primary direction or control of the recipient, all as will be determined in a manner consistent with Section 414(n) of the Code.

(dd)     “Limitation Year Compensation” means wages within the meaning of Section 3401(a) of the Code and all other payments of remuneration to an Employee by an Employer (in the course of the Employer’s trade or business) for which the Employer is required to furnish the Employee a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code) and excluding amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payment it is reasonable to believe that these amounts are deductible by the employee under Code section 217, plus any contributions made by an Employer on behalf of the Employee to a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) maintained by such Employer, any compensation reduction amounts elected by such Employee for the purchase of benefits pursuant to a cafeteria plan (within the meaning of Section 125(d) of the Code) maintained by an Employer, and any elective amounts not includable in an Employee’s gross income by reason of Section 132(f)(4) of the Code; provided, however, that the Limitation Compensation of an Employee taken into account under the Plan for any Plan Year will not exceed $200,000 (as adjusted pursuant to Section 401(a)(12)(B) of the Code to take into account any cost-of-living increase). The foregoing provisions of this definition to the contrary notwithstanding, Limitation Compensation will not include any amount paid to an Employee after his or her Severance from Employment unless such amount is paid by the later of 2½ months after Severance from Employment or the end of the Plan Year that includes the date of

Severance from Employment and is described in Treasury Regulation section 1.415(c)-2(e)(3)(ii) (relating to regular pay after Severance from Employment) or 1.415(c)-2(e)(3)(iii)(A) (relating to certain leave cashouts).

(ee)     “Matching Contribution” means a contribution made by an Employer to this Plan for a Participant pursuant to Section 3.6.

(ff)      “Matching Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to (i) Matching Contributions made to this Plan and (ii) amounts credited to his or her Matching Account under the Former Savings Plan.

(gg)     “Nexen Stock” means the common stock of Nexen Inc. to the extent such stock is a qualifying employer security for purposes of Section 407 of ERISA.

(hh)     “Normal Retirement Age” means the earlier of (i) attainment of age 65, or (ii) attainment of age 62 and two Years of Service.

(ii)       “One Year Break in Service” means a 12-consecutive month Period of Severance; provided, however, that with respect to an Employee on the Temporary Employee Payroll, a “One Year Break in Service” means a Plan Year during which an Employee completes not more than 500 Hours of Service. For purposes of determining whether an Employee on the Temporary Employee Payroll has incurred a One Year Break in Service, Hours of Service will include hours (not to exceed 501 hours) that would normally be credited to an Employee but for an absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child by the Employee, or caring for the child for a period beginning immediately following the birth or placement.

(jj)       “Participant” means an individual who has satisfied the eligibility requirements of Section 2.1 and whose Vested Interest under the Plan has not been fully distributed.

(kk)     “Period of Service” means the sum of each period of time commencing with an Employee’s Employment Date or Reemployment Date and ending on the first subsequent date on which a Period of Severance begins. A Participant’s Period of Service also includes each period of time during which the Employee is on an Authorized Leave of Absence for reasons of vacation, sickness, layoff or another occasion designated and applied by an Employer or Affiliated Company on a nondiscriminatory basis, but in no event exceeding one year in length, and any Period of Severance of less than 12 consecutive months.

(ll)       “Period of Severance” means a period of time commencing with the date an Employee ceases to be employed by an Employer or Affiliated Company for reasons of Retirement, Disability, death, being discharged, or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason, and ending with the date such Employee resumes employment with an Employer or Affiliated Company; provided, however, that the Period of Severance of an Employee who is absent from work due solely to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or caring for such child for a period beginning immediately following such birth or placement will not commence until the second anniversary of the first date of such absence and the period between the first and second anniversaries of the first date of such absence will be considered neither a Period of Service nor a Period of Severance.

(mm)   “Plan” means this Nexen 401(k) Savings and Pension Plan including any amendments thereto.

(nn)     “Plan Year” means the 12-month period commencing January 1 and ending the following December 31.

(oo)     “Pre-Tax Contribution” means an elective deferral contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.1 that is excludable from gross income in accordance with Section 402(e)(3) of the Code subject to the limitations of Section 402(g) of the Code.

(pp)     “Pre-Tax Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to Pre-Tax Contributions made to this Plan by an Employer on behalf of such Participant pursuant to Section 3.1 and amounts credited to his or her Salary Deferral Account under the Former Savings Plan.

(qq)     “Qualified Domestic Relations Order” means a judgment, decree or order (including approval of a property settlement agreement) made pursuant to a State domestic relations law (including a community property law) that relates to the provision of child support, alimony payments or marital property rights to an Alternate Payee and which meets the other requirements of Section 414(p) of the Code as determined by the Administrative Committee in its discretion.

(rr)      “Qualified Joint and Survivor Annuity” means an annuity (i) which provides for the payment of a level monthly income to the Participant for life and, in the event the spouse to whom the Participant was married on the date the annuity commenced survives the Participant, for the payment after the Participant’s death of a level monthly income to such spouse for life in an amount equal to 50% of the monthly amount payable during the life of the Participant, and (ii) which is the actuarial equivalent of a single life annuity payable to the Participant for life; provided, however, that in the case of a Participant who is not married, a Qualified Joint and Survivor Annuity means an annuity which provides for the payment of a level monthly income to the Participant for life.

(ss)      “Qualified Optional Survivor Annuity” means an annuity which provides for the payment of a level monthly income to the Participant for life and, in the event the spouse to whom the Participant was married on the date the annuity commenced survives the Participant, for the payment after the Participant’s death of a level monthly income to such spouse for life in an amount equal to 75% of the monthly amount payable during the life of the Participant.

(tt)       “Qualified Preretirement Survivor Annuity” means an annuity which provides for the payment of a level monthly income to the Participant’s surviving spouse for life.

(uu)     “Reemployment Date” means the date an Employee first performs an Hour of Service following a One Year Break in Service.

(vv)	“Required Beginning Date” has the meaning set forth in Section 6.1(b)

(ww)   “Retirement” means an Employee’s Severance from Employment with an Employer or Affiliated Company on or after his or her attainment of Normal Retirement Age for any reason other than his or her death.

(xx)     “Rollover Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to Rollover Contributions made by such Participant to this Plan pursuant to Section 3.12 or the corresponding provisions of the Former Savings Plan.

(yy)     “Rollover Contribution” means a contribution made to the Plan pursuant to Section 3.12, the value of which would be excluded from the gross income of the transferor under Section 402(c), 403(a)(4) or 408(d)(3) of the Code if transferred to the Plan, other than a Roth Rollover Contribution.

(zz)     “Roth Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to Roth Contributions made to this Plan and amounts credited to his or her Roth 401(k) Account under the Former Savings Plan.

(aaa)    “Roth Catch-Up Contribution” means an elective deferral contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.4 that is not excludable from gross income because it was irrevocably designated by the Participant as a Roth contribution in accordance with Section 402A(c) of the Code and that constitutes a catch-up contribution under Section 414(v) of the Code.

(bbb)   “Roth Catch-Up Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to Roth Catch-Up Contributions made to this Plan and amounts credited to his or her Roth Catch-Up Account under the Former Savings Plan.

(ccc)    “Roth Contribution” means an elective deferral contribution made by an Employer to this Plan on behalf of a Participant pursuant to Section 3.2 that is not excludable from gross income because it was irrevocably designated by the Participant as a Roth contribution in accordance with Section 402A(c) of the Code.

(ddd)   “Roth Rollover Contribution” means a contribution made to the Plan pursuant to Section 3.12, the value of which would be excluded from the gross income of the transferor under Section 402(c), 403(a)(4) or 408(d)(3) of the Code if transferred to the Plan because it would constitute a rollover contribution described in Section 402A(c)(3) of the Code if transferred to this Plan.

(eee)    “Roth Rollover Account” means the account established and maintained under this Plan to record a Participant’s interest attributable to Roth Rollover Contributions made by such Participant to this Plan pursuant to Section 3.12 or the corresponding provisions of the Former Savings Plan.

(fff)     “Severance from Employment” means a severance from employment for purposes of Section 401(k) of the Code determined in accordance with the regulations and other applicable guidance issued thereunder, and will ordinarily occur when an Employee ceases to be an employee of the Employer and all Affiliated Companies; provided, however, that for purposes of determining the Employer of an Employee in provisions related to Section 415 of the Code, including Sections 1.1(m) and 1.1(cc), the modifications provided in Section 415(h) of the Code to the employer aggregation rules apply.

(ggg)   “Social Security Taxable Wage Base” means for a Plan Year the maximum amount of earnings which may be considered wages under Section 3121(a)(1) of the Code as in effect on the first day of that Plan Year.

(hhh)	“Trust” means the trust fund described in Section 4.1.

(iii)      “Trustee” means the individual or corporate trustee or trustees appointed and acting as trustee or trustees of the Trust established pursuant to the Plan.

(jjj)      “Valuation Date” means the last day of each Plan Year and such additional dates as the Administrative Committee may establish in its discretion.

(kkk)   The “Vested Interest” of a Participant means the then vested portion of the amounts credited to all Accounts of such Participant at the particular point in time in question.

(lll)      “Year of Service” means each 12-consecutive month Period of Service; provided, however, that with respect to an Employee on the Temporary Employee Payroll, a Year of Service means a computation period in which the Employee has been credited with at least 1,000 Hours of Service. For purposes of determining whether an Employee on the Temporary Employee Payroll has been credited with at least 1,000

Hours of Service during a computation period and is eligible to participate in the Plan, (i) the initial computation period will be the 12-consecutive month period beginning on Employee’s Employment Date (or Reemployment Date in the case of an Employee who has incurred a One Year Break in Service), and (ii) the succeeding computation periods will be the Plan Year commencing with the first Plan Year which commences prior to the first anniversary of the Employee’s Employment Date or Reemployment Date; provided, however, that an Employee who completes 1,000 Hours of Service in both the initial eligibility computation period and the first Plan Year which commences prior to the first anniversary of the Employee’s Employment Date or Reemployment Date will be credited with two Years of Service. For purposes of determining the Vested Interest of an Employee on the Temporary Employee Payroll, the computation period will be the Plan Year. In addition, for purposes of determining the Years of Service of an Employee who was in the employ of an Employer or Affiliated Company on December 31, 2009, any prior service that was taken into account for purposes of determining his or her Years of Service under the terms of the Former Pension Plan or Former Savings Plan will be taken into account for purposes of determining his or her Years of Service under this Plan.

Section 1.2      Construction. The titles to the articles and the headings of the sections in this Plan are placed herein for convenience of reference only and in case of any conflict the text of this instrument, rather than such titles or headings, will control. Whenever a noun or pronoun is used in this Plan in plural form and there is only one person or entity within the scope of the word so used, or in singular form and there is more than one person or entity within the scope of the word so used, such noun or pronoun will have a plural or singular meaning as appropriate under the circumstance.

ARTICLE II.

ELIGIBILITY AND PARTICIPATION

Section 2.1	Eligibility and Participation.

(a)       Each participant in the Former Savings Plan as of December 31, 2009 and each participant in the Former Pension Plan as of December 31, 2009 will continue as a Participant in this Plan as of January 1, 2010.

(b)       Each other Covered Employee will become a Participant in this Plan on the first business day as of which he or she becomes a Covered Employee or, if later, as of which he or she attains age 18.

(c)       Any Participant who ceases to be a Covered Employee will thereupon cease to participate in the Plan; provided, however, that if any such Participant is later reemployed by an Employer as a Covered Employee, he or she will be eligible to resume participation in the Plan as of the date of such reemployment. Any provision of this Plan to the contrary notwithstanding, if a Participant ceases to be a Covered Employee, no contributions will be made by or on behalf of such Participant or allocated to such Participant’s Accounts under the Plan on account of service performed or with respect to Compensation earned by such Participant while not a Covered Employee.

ARTICLE III.

CONTRIBUTIONS AND ALLOCATIONS

Section 3.1	Pre-Tax Contributions.

(a)       Subject to the limitations set forth in this Plan, including Section 3.8 and 10.3, each Covered Employee may elect to defer a portion of his or her Compensation by having his or her Employer make a Pre-Tax Contribution to the Plan on his or her behalf for each pay period in an amount equal to any whole percentage up to 100% of the Participant’s Compensation for that pay period.

(b)       Such Pre-Tax Contributions will be made by uniform payroll deductions pursuant to a Compensation reduction agreement between the Participant and his or her Employer which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant and which is delivered to the Administrative Committee in such manner and within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require. No retroactive Pre-Tax Contributions may be made to the Plan.

(c)       A Participant may change the applicable percentage of his or her Pre-Tax Contributions or suspend his or her election to have Pre-Tax Contributions made to the Plan at any time; provided that no such change or suspension will be effective unless notice thereof is delivered to the Administrative Committee in such manner and within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require.

(d)       All Pre-Tax Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.1 will be credited to such Participant’s Pre-Tax Account.

Section 3.2	Roth Contributions

(a)       Subject to the limitations set forth in this Plan, including Section 3.8 and 10.3, each Covered Employee may elect to defer a portion of his or her Compensation by having his or her Employer make a Roth Contribution to the Plan on his or her behalf for each pay period in an amount equal to any whole percentage up to 100% of the Participant’s Compensation for that pay period.

(b)       Such Roth Contributions will be made by uniform payroll deductions pursuant to a Compensation reduction agreement between the Participant and his or her Employer which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant and which is delivered to the Administrative Committee in such manner and within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require. No retroactive Roth Contributions may be made to the Plan.

(c)       A Participant may change the applicable percentage of his or her Roth Contributions or suspend his or her election to have Roth Contributions made to the Plan at any time. No such change or suspension will be effective unless notice thereof is delivered to the Administrative Committee in such manner and within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require.

(d)       All Roth Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.2 will be credited to such Participant’s Roth Account.

Section 3.3	Catch-Up Contributions.

(a)       Subject to the limitations set forth in Section 3.8 of this Plan, all employees who are eligible to make Pre-Tax Contributions to this Plan and who have attained or will attain age 50 before the close of the Plan Year will be eligible to make Catch-Up Contributions pursuant to a Compensation reduction agreement and in accordance with, and subject to the limitations of, Section 414(v) of the Code and the regulations thereunder. All Catch-Up Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.3 will be credited to such Participant’s Catch-Up Account.

(b)       Catch-Up Contributions will not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Section 415 of the Code. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-Up Contributions.

Section 3.4	Roth Catch-Up Contributions.

(a)       Subject to the limitations set forth in Section 3.8 of this Plan, a Participant who is eligible to make Catch-Up Contributions to the Plan as provided in Section 3.3 will be eligible to make Roth Catch-Up Contributions pursuant to a Compensation reduction agreement and in accordance with, and subject to the limitations of Section 402A and 414(v) of the Code and the regulations thereunder. All Roth Catch-Up Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.4 will be credited to such Participant’s Roth Catch-Up Account.

(b)       Such Roth Catch-Up Contributions will not be taken into account for purposes of the provision of the Plan implementing the required limitations of Section 415 of the Code. The Plan will not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 410(b), or 416 of the Code, as applicable, by reason of the making of such Roth Catch-Up Contributions.

Section 3.5	After-Tax Contributions.

(a)       Subject to the limitations set forth in this Plan, including Section 3.8, 3.11 and 10.3, each Participant may elect to make After-Tax Contributions to the Plan for a pay period in an amount equal to any whole percentage up to 100% of his or her Compensation for that pay period.

(b)        All such After-Tax Contributions will be made by uniform payroll deductions pursuant to a Compensation reduction agreement between the Participant and his or her Employer which authorizes the Employer to pay such contributions to the Trustee on behalf of the Participant and which is delivered to the Administrative Committee in such manner and within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require.

(c)       A Participant may change the applicable percentage of his or her After-Tax Contributions or suspend his or her election to have After-Tax Contributions made to the Plan at any time. No such change or suspension will be effective unless notice thereof is delivered to the Administrative Committee in such manner and within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require.

(d)       All After-Tax Contributions made by an Employer on behalf of a Participant pursuant to this Section 3.5 will be credited to such Participant’s After-Tax Account.

Section 3.6      Matching Contributions. Subject to the limitations set forth in this Plan, including Section 10.3, for each Plan Year an Employer will contribute a Matching Contribution to the Plan for each Participant in an amount equal to 100% of the sum of the Pre-Tax Contributions, Catch-Up Contributions, Roth Contributions, Roth Catch-Up Contributions and After-Tax Contributions made by such Employer on behalf of such Participant for that Plan Year to the extent that such sum does not exceed 6% of the Participant’s Compensation for the Plan Year. Matching Contributions will be made first with respect to a Participant’s Pre-Tax Contributions, then with respect to his or her Roth Contributions, Catch-up Contributions, Roth Catch-Up Contributions and After-Tax Contributions, in such order. All contributions made on behalf of a Participant pursuant to this Section 3.6 will be credited to the Participant’s Matching Account. Contributions made pursuant to this Section 3.6 for a Plan Year are intended to satisfy the qualified matching contribution requirements for the alternative method of meeting the nondiscrimination requirements set forth in Section 401(k)(12) and Section 401(m)(11) of the Code.

Section 3.7        Employer Pension Contributions. Subject to the limitations set forth in this Plan, including Section 10.3, for each Plan Year the Employers will contribute to the Plan for each Participant who is a Covered Employee at any time during the Plan Year an amount of cash equal to the sum of 6% of the Participant’s Compensation for the Plan Year to the extent that such Compensation does not exceed the Social Security Taxable Wage Base for such Plan Year, plus 11.5% of such Participant’s Compensation for the Plan Year that is in excess of the Social Security Taxable Wage Base for such Plan Year. All contributions made on behalf of a Participant pursuant to this Section 3.7 will be credited to the Participant’s Employer Pension Account.

Section 3.8	Limitations on Contributions.

(a)       Any provision of this Plan to the contrary notwithstanding, the amount of the elective deferrals within the meaning of Section 402(g)(3) of the Code made to the Plan (which includes Pre-Tax Contributions, Catch-Up Contributions, Roth Contributions and Roth Catch-Up Contributions) by an Employer on behalf of a Participant for a calendar year when added to the amount of any other elective deferrals within the meaning of Section 402(g)(3) of the Code made with respect to such Participant pursuant to any other plan, contract or arrangement of an Employer or Affiliated Company for such calendar year may not exceed the dollar limitation contained in Section 402(g) of the Code in effect for such calendar year, as increased by the applicable catch-up dollar limitation contained in Section 414(v) of the Code. In the event that the limitation of this subsection (a) is exceeded with respect to a Participant for a calendar year, such Participant will be deemed to have notified the Administrative Committee of the existence of such excess and any such excess amounts (along with any income allocable thereto for such calendar year) will be distributed to such Participant no later than April 15 following the close of the calendar year. If more than one type of elective deferral has been made on behalf of a Participant for a particular calendar year, any excess amount that is required to be distributed pursuant to the preceding sentence will be allocated among such types of elective deferrals in a manner determined by the Administrative Committee that is compliant with Section 402(g) of the Code but that generally will result in a pro rata allocation between Pre-Tax Contributions and Roth Contributions to the extent both such types have been contributed for a given year unless otherwise required for compliance with Section 402(g) of the Code.

(b)       At any one or more times during a Plan Year, the Administrative Committee may amend such Participant’s Compensation reduction agreement to reduce the applicable percentage or suspend the making of Pre-Tax Contributions, Catch-Up Contributions, Roth Contributions and Roth Catch-Up Contributions on behalf of such Participant if the Administrative Committee, in its absolute discretion, deems such to be necessary or appropriate in order to ensure that the limitations of Section 402(g) and 414(v) of the Code are not exceeded with respect to a calendar year or that the maximum contribution limitation provided in Section 10.3 will not be exceeded with respect to a Plan Year.

(c)       At any one or more times during a Plan Year, the Administrative Committee may limit or suspend After-Tax Contributions if the Administrative Committee, in its absolute discretion, deems such to be necessary or appropriate in order to ensure that the nondiscrimination tests provided in Section 3.11 are satisfied with respect to a Plan Year or to ensure that the maximum contribution limitation provided in Section 10.3 is not exceeded with respect to a Plan Year.

(d)       Any provision of this Plan to the contrary notwithstanding, the sum of the Pre-Tax Contributions, Roth Contributions, Catch-Up Contributions, Roth Catch-Up Contributions and After-Tax Contributions contributed to the Plan by or on behalf of a Participant for a pay period may not exceed the net cash amount of Compensation payable to the Participant for such pay period by an Employer prior to such contribution reductions. The Administrative Committee may amend a Participant’s Compensation reduction agreement to reduce the applicable percentage of such contributions on a pro rata basis to the extent necessary to ensure that the total of such Participant’s Pre-Tax Contributions, Roth Contributions, Catch-Up Contributions, Roth Catch-Up Contributions and After-Tax Contributions contributed to the Plan for a pay period does not exceed the next cash amount payable to the Participant for such pay period.

Section 3.9      Timing of Contributions. Pre-Tax Contributions, Catch-Up Contributions, Roth Contributions, Roth Catch-Up Contributions and After-Tax Contributions made to the Plan on behalf of Participants for a pay period will be paid to the Trustee on the earliest date as of which such contributions can reasonably be segregated from the Employer’s general assets, but in no event later than the 15th business day after the end of the month in which such pay period ends. Matching Contributions and Employer Pension Contributions will be paid to the Trustee within the time prescribed by law, including extensions thereof, for the filing of the Employer’s federal income tax return for such year.

Section 3.10    Return of Employer Contributions. Contributions to this Plan are conditioned upon being currently deductible under Section 404 of the Code. Any provision of this Plan to the contrary notwithstanding, upon an Employer’s request, any contribution or portion thereof made to this Plan by such Employer which (i) was made under a mistake of fact which is subsequently discovered or (ii) is disallowed as a deduction under Section 404 of the Code, will be returned to such Employer to the extent not previously distributed to Participants or their Beneficiaries; provided, however, that the amounts returnable to an Employer pursuant to this Section will be reduced by any Trust losses allocable thereto and will be returned to such Employer only if such return is made within one year after the mistaken payment of the contribution or the date of the disallowance of the deduction, as the case may be. Except as provided in this Section, no contribution made by an Employer pursuant to this Plan will ever revert to or be recoverable by any Employer.

Section 3.11	Nondiscrimination Tests.

(a)       Code Section 401(k)(12) Safe Harbor. The Pre-Tax Contributions, Roth Contributions and Matching Contributions are intended to satisfy the alternative method of meeting nondiscrimination requirements provided by Section 401(k)(12) and Section

401(m)(11) of the Code and any regulations or other authority issued thereunder and shall be administered in a manner consistent therewith, including, without limitation, any applicable notice requirements.

(b)	Code Section 401(m) Requirements for After-Tax Contributions.

(1)       Any provision of this Plan to the contrary notwithstanding, for each Plan Year the contribution percentage for the group of Highly Compensated Employees eligible to make After-Tax Contributions for the Plan Year must satisfy one of the following tests:

(A)      the contribution percentage for the group of Highly Compensated Employees is not more than 1.25 times the contribution percentage for all Non-Highly Compensated Employees eligible to make After-Tax Contributions to the Plan, or

(B)      the excess of the contribution percentage for the group of Highly Compensated Employees over the contribution percentage for the Non-Highly Compensated Employees eligible to make After-Tax Contributions is not more than 2 percentage points and the contribution percentage for the group of Highly Compensated Employees is not more than 2 times the contribution percentage for all Non-Highly Compensated Employees eligible to make After-Tax Contributions to the Plan.

(2)       If neither of the tests set forth in subsection 3.11(b)(1) above are satisfied with respect to a Plan Year, then the contribution percentage of Participants who are members of the group of Highly Compensated Employees will be reduced by reducing the contribution percentages of the Highly Compensated Employees with the largest individual contribution percentages to the largest uniform contribution percentage (commencing with the Highly Compensated Employee with the largest contribution percentage and reducing his or her contribution percentage to the extent necessary to satisfy one of the above tests or to lower his or her contribution percentage to the contribution percentage of the Highly Compensated Employee with the next largest contribution percentage, and repeating this process as necessary) that permits the contribution percentage for the group of Highly Compensated Employees to satisfy one of the tests.

(3)       For purposes of this subsection 3.11(b), the term “contribution percentage” for a specified group of Employees for a Plan Year means the average of the ratios (calculated separately for each Employee in the group) of (A) the amount of After-Tax Contributions made with respect to each Employee for that year, to (B) the amount of the Employee’s Limitation Year Compensation for that year or, in the Administrative Committee’s discretion, only for the portion of that year during which the Employee was eligible to participate in the Plan. The determination of contribution percentages will be made in accordance with

Code Section 401(m) and any regulations or other authority issued thereunder. If two or more plans to which after-tax contributions are made are considered as one plan for purposes of Code Section 410(b) (other than for purposes of the average benefit percentage test), those plans will be treated as one plan for purposes of determining the contribution percentages for this subsection. If a Highly Compensated Employee is a participant in two or more plans to which after-tax contributions are made, then for purposes of determining the contribution ratio of that Employee, all applicable plans (other than those that may not be permissively aggregated) will be treated as one plan. The contribution percentage of a Participant who is a Highly Compensated Employee who is eligible to participate in one or more plans maintained by an Employer or Affiliated Company to which employee after-tax contributions (or other contributions required to be included in determining the Participant’s contribution percentage for purposes of Code Section 401(m)) are made (other than those plans that may not be permissively aggregated pursuant to applicable regulations) will be determined by treating all such plans in which the Participant is eligible to participate as a single plan.

(4)       The aggregate amount of After-Tax Contributions that may not be credited to Accounts for a Plan Year because of the limitation contained in subsection 3.11(b)(1), calculated by adding together the dollar amount of excess aggregate contributions determined in accordance with subsection 3.11(b)(2) for each affected Highly Compensated Employee, will be forfeited if forfeitable, but if not forfeitable, distributed to Highly Compensated Employees (along with any income allocable to the excess aggregate contributions for such Plan Year) no later than the last day of the Plan Year immediately following the Plan Year (and, if practicable, within 2½ months after the end of the Plan Year).

(A)      The amount to be distributed to a particular Highly Compensated Employee for purposes of this subsection 3.11(b)(4) will be determined on the basis of the total amount of After-Tax Contributions made with respect to such Highly Compensated Employee, plus any other contributions made to another plan maintained by an Employer or an Affiliated Company that are required to be taken into account in determining a Highly Compensated Employee’s contribution percentage, commencing with the Highly Compensated Employee with the largest such total amount for the Plan Year and reducing his or her After-Tax Contributions to the extent necessary to lower the amount to such total amount of the Highly Compensated Employee with the next largest total amount, and repeating this process as necessary to distribute the aggregate amount.

(B)      If any portion of an After-Tax Contribution is distributed to such Participant pursuant to the foregoing provisions of this subsection (3.11(b)(4), any portion of a Matching Contribution (along with any income allocable thereto) made for such Participant that matches that After-Tax Contribution will be forfeited. The income allocable to excess contributions will be determined by multiplying the amount of income allocable to such Participant’s After-Tax Account for such year by a fraction, the numerator of which is the amount of the excess aggregate contributions for such year and the denominator of which is the sum of the amounts credited to such Participant’s After-Tax Account as of the beginning of such year plus the amount of such Participant’s After-Tax Contributions for such year.

Section 3.12	Rollover Contributions.

(a)       With the consent of and subject to such reasonable conditions and limitations as may be imposed by the Administrative Committee, any Covered Employee (regardless of whether he or she is a Participant) may make a Rollover Contribution in cash to the Plan. Rollover Contributions will be credited to a separate Rollover Account to be established and maintained for the benefit of the contributing Covered Employee.

(b)       With the consent of and subject to such reasonable conditions and limitations as may be imposed by the Administrative Committee, any covered Employee (regardless of whether he or she is a Participant) may make a Roth Rollover Contribution in cash to the Plan. Each Roth Rollover Contribution will be credited to a separate Roth Rollover Account to be established and maintained for the benefit of the contributing Covered Employee.

ARTICLE IV.

TRUST FUND

Section 4.1      Trust and Trustee. All of the contributions made and amounts transferred to the Trustee pursuant to the Former Savings Plan, the Former Pension Plan and this Plan, together with the income therefrom and the increments thereof, will be held in trust by the Trustee under the terms and provisions of the separate trust agreement between the Trustee and the Company, a copy of which is attached hereto and incorporated herein by this reference for all purposes, establishing a trust fund for the exclusive benefit of the Participants and their Beneficiaries.

Section 4.2      Trust Investment Funds. For investment purposes the Trust will be divided into such number and kind of separate and distinct Investment Funds as will be determined by the Benefit Plan Design Committee in its absolute discretion; provided, however, that one such Investment Fund for Accounts other than Employer Pension Accounts and Former Pension Plan Accounts will consist of a fund designed to invest primarily in Nexen Stock, and Participants will not be permitted to direct investment of the amounts allocated to their Former Pension Plan

Accounts and Employer Pension Accounts into such Investment Fund. The Trust assets allocated to a particular Investment Fund will be invested by the Trustee and/or one or more investment managers duly appointed in accordance with the provisions of the Trust, as the case may be, in the type of property, whether real, personal or mixed, the Trustee is directed to acquire and hold for the Investment Fund.

Section 4.3      Participant Direction of Investments. Upon becoming a Participant in the Plan, each Participant will direct, in the manner prescribed by the Administrative Committee, that the contributions made to the Plan by, for or on the Participant’s behalf will be invested, in such portions or percentages as may be prescribed by the Administrative Committee, in one or more of the separate and distinct Investment Funds established pursuant to Section 4.2. A Participant may change his or her investment direction with respect to future contributions or redirect the investment of his or her Account balances as of any Valuation Date, provided that the direction or redirection is made within the trading guidelines established by the Investment Funds and that notice of the change is provided in the manner directed by the Administrative Committee within such reasonable period of time before the effective date of the change as the Administrative Committee may require. In accordance with the Administrative Committee’s guidelines, the Participant may request written confirmation of his or her investment instructions. If a Participant dies prior to receiving the full amount distributable to him or her under the Plan, such Participant’s investment authority under this Section will vest in and be exercisable by his or her Beneficiary as determined under Section 6.3.

Section 4.4      Valuation and Adjustment of Accounts. As of each Valuation Date with respect to an Investment Fund (and at such other times as the Administrative Committee directs), the Trustee will determine the fair market value of all assets of the Investment Fund, excluding contributions for the period then ended, with the value of the assets of each Investment Fund being separately determined. On the basis of such valuations and in accordance with such procedures as may be specified by the Administrative Committee, the portion of each Account invested in a particular Investment Fund will be adjusted by the Administrative Committee to reflect its proportionate share of the income collected and accrued, realized and unrealized profits and losses, expenses and all other transactions attributable to that particular Investment Fund for the valuation period then ended. The amount of any distribution and forfeiture, and the value of a Participant’s Accounts for other purposes under the Plan, will be determined on the basis of the most recent valuation preceding the date of distribution, forfeiture or segregation, as the case may be.

ARTICLE V.

VESTING

Section 5.1      Vesting. All amounts credited to the Pre-Tax Account, Roth Account, Catch-Up Account, Roth Catch-Up Account, After-Tax Account, Matching Account, Rollover

Account and/or Roth Rollover Account of a Participant will be fully vested and nonforfeitable at all times. Amounts credited to a Participant’s Employer Pension Account and Former Pension Plan Account will vest in accordance with Section 5.4.

Section 5.2      Retirement or Disability. Upon the Retirement of a Participant or in the event of a Participant’s Disability while employed by an Employer or Affiliated Company, the amounts credited to the Accounts maintained for such Participant will be fully vested and distributed to him or her in accordance with the provisions of Article VI.

Section 5.3      Death. Upon the death of a Participant while employed by an Employer or Affiliated Company, the amounts credited to the Accounts maintained for such Participant will be fully vested and distributed to his or her Beneficiary in accordance with the provisions of Article VI.

Section 5.4      Other Severance from Employment. If a Participant has a Severance from Employment for any reason other than his or her Retirement, Disability or death, such Participant will be entitled to receive:

(a)      the full amount credited to his or her Pre-Tax Account, Roth Account, Catch-Up Account, Roth Catch-Up Account, After-Tax Account, Matching Account, Rollover Account and/or Roth Rollover Account; and

(b)       the portion of the amounts credited to his or her Employer Pension Account and Former Pension Plan Account based upon the following schedule and the number of Years of Service completed by such Participant on the date of such Severance from Employment:

Years of Service	Vested Interest
Less than 2 years 2 years or more	0% 100%

Notwithstanding the preceding provisions of this Section 5.4, amounts credited to the Employer Pension Account and Former Pension Plan Account of a Participant in the employ of an Employer or Affiliated Company on or after the date on which he or she attains Normal Retirement Age will be fully vested from and after such date. The amount to which a Participant is entitled under this Section will be distributed to such Participant in accordance with the provisions of Article VI and the balance of such Participant’s Employer Pension Account and Former Pension Plan Account will be forfeited in accordance with the provisions of Section 6.6.

ARTICLE VI.

DISTRIBUTIONS AND FORFEITURES

Section 6.1	Time and Form of Distribution.

(a)       Distribution to a Participant or Beneficiary under the Plan will be made in cash, in the form of an annuity contract if applicable with respect to a Former Pension Account as provided below, or to the extent then invested in Nexen Inc. stock and the Participant or Beneficiary so elects, in the form of shares of Nexen Inc. stock, as soon as practicable after the Participant becomes entitled to a distribution pursuant to this Article VI, provided that, unless the Participant elects otherwise, distribution will be made not later than 60 days after the close of the Plan Year in which the latest of the following occurs: (i) the Participant attaining Normal Retirement Age, (ii) the 10th anniversary of the date the Participant first commenced participation in the Plan, or (iii) the Participant’s Severance from Employment. Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of Treasury Regulation Section 1.411(a)-11(c)(4), but prior to the date such distribution is required to commence in accordance with the preceding sentence, will be deemed to be an affirmative election to defer commencement of such distribution pursuant to the preceding sentence.

(b)       Any provision of this Plan to the contrary notwithstanding, a Participant’s Vested Interest will be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date. For a Participant who is a 5% owner (as defined in Code Section 416(i)), “Required Beginning Date” means April 1 of the calendar year following the calendar year in which the Participant reaches age 70½. For a Participant who is not a 5% owner (as defined in Code Section 416(i)), “Required Beginning Date” means April 1 of the calendar year following the later of the calendar year in which the Participant reaches age 70½ or in which the Participant has a Severance from Employment.

(c)       Except as provided in subparagraph (d) below with respect to Former Pension Plan Accounts, distributions that are required to commence before a Participant’s Severance from Employment on account of the requirements of subsection (b) above will be made in the minimum amount for each calendar year required to be distributed pursuant to Section 401(a)(9) of the Code and applicable regulations thereunder, with any amount remaining upon the Participant’s Severance from Employment or death to be paid in accordance with Section 6.2 or 6.3, as applicable in a manner that complies with the minimum distribution requirements of Section 401(a)(9) of the Code and applicable regulations thereunder.

(d)       With respect to a Participant’s Former Pension Plan Account only, if distributions are required to commence before a Participant’s Severance from Employment on account of the requirements of subsection (b) above, such distributions will be made under Section 6.2 as if the Participant’s Retirement had occurred at such time and will be made in accordance with the minimum distribution requirements of Section 401(a)(9) of the Code and applicable regulations thereunder; provided, however, that if the Participant elects to waive payment in the form of a Qualified Joint and Survivor Annuity or a Qualified Optional Survivor Annuity in accordance with Section 6.2(b), the alternative form of distribution will be payment of the minimum amount required to be distributed pursuant to Section 401(a)(9) of the Code and applicable regulations thereunder, with any amount remaining upon the Participant’s Severance from Employment or death to be paid in accordance with Section 6.2 or Section 6.3, as applicable, in a manner that complies with the minimum distribution requirements of Code Section 401(a)(9) of the Code and applicable regulations thereunder.

(e)       Any provision of this Plan to the contrary notwithstanding, all distributions from this Plan are designed to satisfy the statutory rules of Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), as well as Treasury Regulations Sections 1.401(a)(9)-2 through 1.401(a)(9)-9 and other applicable rules related to Code Section 401(a)(9) that are prescribed by the Commissioner of the Internal Revenue Service in revenue rulings, notices and other guidance published in the Internal Revenue Bulletin. If any provision of the Plan is not consistent with those statutory rules, regulations and other guidance, then the statutory rules, regulations and other guidance related to Code Section 401(a)(9) will override that provision of the Plan to the extent the provision is not consistent with Code Section 401(a)(9).

(f)        Any provision of this Plan to the contrary notwithstanding, no distribution shall be made from this Plan that would violate Section 401(k) or Section 401(m)(11) of the Code.

Section 6.2	Distribution of Retirement Benefit.

(a)       Any amount payable to a Participant under the Plan upon his or her Retirement, except for any amount credited to the Participant’s Former Pension Plan Account, will be distributed or commence to be distributed to such Participant by the Trustee at the direction of the Administrative Committee no later than the 60th day following the later of the end of the calendar year in which he or she attains age 65 or the end of the calendar year in which the Participant’s Retirement occurs unless the Participant elects a later distribution date, which may not be later than the Participant’s Required Beginning Date. Payment shall be made in one of the following forms to be selected by the Participant:

(1)	by payment of the entire amount in a single distribution; or

(2)       by payment in cash in a series of monthly or quarterly installments in substantially equal amounts over a period certain not to exceed 15 years or, if shorter, the Participant’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) at the time the distribution commences with any installments remaining at the Participant’s death to be distributed to the Participant’s Beneficiary at least as rapidly as under the method of distribution elected by the Participant prior to his or her death.

(b)       Any amount payable to a Participant from his or her Former Pension Plan Account under the Plan upon his or her Retirement will be distributed to such Participant by the Trustee at the direction of the Administrative Committee in the form of a Qualified Joint and Survivor Annuity contract to be purchased from an insurance company selected by the Administrative Committee and, unless the Participant elects a later distribution date which may not be later than the Participant’s Required Beginning Date, commencing no later than the 60th day following the later of the end of the calendar year in which he or she attains age 65 or the end of the calendar year in which the Participant’s Retirement occurs. At least 30 days but not more than 180 days prior to the date a Participant is to begin receiving distributions, the Administrative Committee will provide such Participant with a written explanation of (i) the terms and conditions of the Qualified Joint and Survivor Annuity, and, if applicable, the Qualified Optional Survivor Annuity, (ii) his or her right to elect, and the effect of electing, to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of a spouse with respect to the receipt and waiver of the Qualified Joint and Survivor Annuity, and (iv) such Participant’s right to revoke, and the effect of revoking, an election to waive the Qualified Joint and Survivor Annuity (a “QJSA Explanation”). Any time after receiving such explanation and during the 180-day period ending on the date his or her distributions are to begin, a Participant may elect to waive the Qualified Joint and Survivor Annuity form of benefit and may also revoke any such election during such period. Any such election by a married Participant to waive a Qualified Joint and Survivor Annuity form of benefit and to elect a form of benefit other than the Qualified Optional Survivor Annuity will be effective only if the spouse of such Participant consents in writing thereto within the 180-day period preceding the date distributions are to commence and such consent is witnessed by a Plan representative or a notary public. Notwithstanding the foregoing provisions of this subparagraph (b), if, after having received the QJSA Explanation, a Participant affirmatively elects a form of distribution from the Plan with respect to his or her Former Pension Plan Account and, if he or she is married, his or her spouse consents to such election in the manner described above if required for such distribution, the Participant’s distributions from said Account may commence less than 30 days after the QJSA Explanation is provided to him or her if (i) the Administrative Committee provides information to the Participant clearly indicating that he or she has the right to consider whether to waive the Qualified Joint and Survivor Annuity and consent to another form of distribution for at least 30 days, (ii) the Participant is permitted to revoke an affirmative distribution election at least until the date distributions are to begin or, if later, at any time prior to the expiration of the seven-day period that begins the day after the QJSA Explanation is provided to him or her, (iii) the date distributions are to begin is after the date the QJSA Explanation is provided to the Participant, and (iv) distribution in accordance with the Participant’s affirmative election does not begin before the expiration of the seven-day period that begins the day after the QJSA Explanation is provided to the Participant. Any amount payable from a Participant’s Former Pension Plan Account under the Plan upon the Retirement of a Participant who has elected to waive the Qualified Joint and Survivor Annuity form of benefit as provided above will be distributed to such Participant by the Trustee at the direction of the Administrative Committee by payment of the entire amount in one of the following forms to be selected by the Participant:

(1)	by payment of the entire amount in a single distribution; or

(2)       by payment in cash in a series of monthly or quarterly installments in substantially equal amounts over a period certain not to exceed 15 years or the Participant’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) at the time the distribution commences with any with any installments remaining at the Participant’s death to be distributed to the Participant’s Beneficiary at least as rapidly as under the method of distribution elected by the Participant prior to his or her death; or

(3)	if a Participant is married, a Qualified Optional Survivor Annuity.

(c)       Any provision of this Plan to the contrary notwithstanding, if the value of a Participant’s Vested Interest under this Plan does not exceed $5,000, then the Participant’s Vested Interest under this Plan will be distributed to the Participant as soon as practicable following his or her Retirement, but in no event later than 60 days following the end of the Plan Year in which such Participant’s Retirement occurs, in the form of a single distribution. Notwithstanding the foregoing, if a single distribution exceeding $1,000 is required to be made to a Participant pursuant to this subsection (c), and if the Participant does not elect either to receive the distribution directly or to have the distribution transferred in a direct rollover to an “eligible retirement plan” specified by the Participant, the Administrative Committee will direct the distribution to be transferred in a direct rollover to an individual retirement plan designated by the Administrative Committee.

Section 6.3	Distribution of Death Benefit.

(a)       Upon the death of a Participant, any amount payable under the Plan, except for any amount credited to a Participant’s Former Pension Plan Account, will (i) if the Participant is married, be distributed to the surviving spouse of such Participant unless such Participant designates otherwise with the written consent of his or her spouse which is witnessed by a notary public, or (ii) if the Participant is not married or is married but has designated, as provided above, a Beneficiary other than his or her spouse, be distributed to the Beneficiary designated by such Participant. Such designation of

Beneficiary will be made in writing on a form prescribed by the Administrative Committee and, when filed with the Administrative Committee, will become effective and remain in effect until changed by the Participant by the filing of a new Beneficiary designation form with the Administrative Committee. If an unmarried Participant fails to so designate a Beneficiary, or in the event all of a Participant’s designated Beneficiaries are individuals who predecease such Participant, then the Administrative Committee will direct the Trustee to distribute the amount payable under the Plan, except for any amount credited to the Participant’s Former Pension Plan Account, to the Participant’s surviving spouse or, if none, then to the estate of the Participant. Distributions under this subparagraph will be made in a single lump sum no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death; provided, however that:

(1)       if the Participant’s Beneficiary is his or her surviving spouse, the Beneficiary may elect to begin receiving monthly or quarterly installments in cash in substantially equal amounts over a period certain not to exceed the lesser of 15 years or the Beneficiary’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) to commence no later than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age 70-1/2; and

(2)       if the Participant’s Beneficiary is not his or her surviving spouse, the Beneficiary may elect to begin receiving monthly or quarterly installments in cash in substantially equal amounts over a period certain not to exceed the lesser of 15 years or the Beneficiary’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

(b)       Upon the death of a married Participant, the Former Pension Plan Account of such deceased Participant will be used to purchase for his or her surviving spouse a Qualified Preretirement Survivor Annuity contract from an insurance company selected by the Administrative Committee. Such Qualified Preretirement Survivor Annuity will commence in payment as soon as practicable following the date the Participant would have attained age 65; provided, however, that the surviving spouse may elect to receive a Qualified Preretirement Survivor Annuity that commences in payment no later than 60 days after the end of the Plan Year in which occurs the Participant’s death.

(1)       The Administrative Committee will provide a Participant with a written explanation of a Qualified Preretirement Survivor Annuity, including the Participant’s right to waive the distribution of such Qualified Preretirement

Survivor Annuity with the consent of his or her spouse and to revoke any such waiver, within whichever of the following periods ends last:

  (A)    the period beginning with the first day of the Plan Year in which such Participant attains the age of 32 and ending with the close of the Plan Year preceding the Plan Year in which a Participant attains the age of 35,

  (B)    the one-year period after the individual becomes a Participant, or

(C)    the one-year period after Severance from Employment in the case of a Participant who has a Severance from Employment before attaining age 35.

(2)       Each Participant may elect at any time during the period beginning on the first day of the Plan Year in which the Participant attains age 35 and ending on the date of such Participant’s death to waive the Qualified Preretirement Survivor Annuity form of benefit provided above so that his or her entire Former Pension Plan Account may be paid to his or her Beneficiary. No such election will be effective upon the Participant’s death unless:

(A)   such election designated a Beneficiary which could not be changed without spousal consent,

(B)   the Participant’s surviving spouse consented to such election in writing, and

(C)   such consent was witnessed by a Plan representative or a notary public.

(3)       At any time prior to his or her death, a Participant may revoke any election under subsection 6.3(b)(2) to waive the Qualified Preretirement Survivor Annuity. Upon the death of a Participant who is not married or who is married but who has elected, as provided above, to waive the Qualified Preretirement Survivor Annuity, the Former Pension Plan Account of such Participant will be distributed to the Beneficiary designated by such Participant. Such designation will be made in writing on a form prescribed by the Administrative Committee and, when filed with the Administrative Committee, will remain in effect until changed by the Participant by the filing of a new Beneficiary designation form with the Administrative Committee or until the Participant marries or remarries, as the case may be. In the event all of the Beneficiaries designated by a Participant are individuals who predecease the Participant, or if an unmarried Participant fails to so designate a Beneficiary, then the Administrative Committee will direct the Trustee to distribute the amount payable from the Participant’s

Former Pension Plan Account under the Plan to the Participant’s spouse or, if none, to the estate of the Participant. All distributions under this subparagraph, other than the Qualified Preretirement Survivor Annuity provided above, will be made to the Beneficiary by the Trustee at the direction of the Administrative Committee in a single distribution no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death. Any provision of this subparagraph to the contrary notwithstanding:

(A)      the surviving spouse of any deceased Participant may elect in writing after the Participant’s death to receive the Former Pension Plan Account benefit otherwise payable to such surviving spouse in a single cash distribution;

(B)      the surviving spouse of any deceased Participant may elect in writing after the Participant’s death to receive the Former Pension Plan Account benefit otherwise payable to such surviving spouse in cash in monthly or quarterly installments in substantially equal amounts over a period certain not to exceed 15 years or the spouse’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) commencing no later than the later of December 31 of the calendar year immediately following the calendar year in which the Participant died, or December 31 of the calendar year in which the Participant would have attained age 70-1/2;

(C)      if the Participant’s Beneficiary is not his or her surviving spouse, the Beneficiary may elect to begin receiving monthly or quarterly installments in cash in substantially equal amounts over a period certain not to exceed the lesser of 15 years or the Beneficiary’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)       Any provision of this Plan to the contrary notwithstanding, if the entire amount payable from the Plan upon the death of a Participant does not exceed $5,000, the entire benefit otherwise payable to the Participant’s surviving spouse will be distributed to the surviving spouse in a single distribution no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Participant’s death.

(d)       Until changed by the Participant in the manner prescribed by the Administrative Committee, a valid beneficiary designation in effect under the Former Savings Plan will be considered to be a beneficiary designation under this Plan, and any prior beneficiary designations under the Former Pension Plan will be null and void.

Section 6.4      Distribution Upon Disability or Severance from Employment for Reasons Other Than Retirement or Death.

(a)       If an amount becomes payable to a Participant on account of the Participant’s Disability or on account of a Participant’s Severance from Employment for any reason other than Retirement or death, the Accounts of such Participant will be retained in trust and will continue to be adjusted as provided in Section 4.3, and such Accounts, other than the Participant’s Former Pension Plan Account, will be distributed or commence to be distributed to such Participant by the Trustee at the direction of the Administrative Committee no later than the 60th day following the later of the end of the calendar year in which he or she attains age 65 or the end of the calendar year in which the Participant’s Severance from Employment occurs, unless the Participant elects an earlier or later distribution date, which may not be later than the Participant’s Required Beginning Date. Payment shall be made in one of the following forms to be selected by the Participant:

(1)	by payment of the entire amount in a single distribution; or

(2)       by payment in cash in a series of monthly or quarterly installments in substantially equal amounts over a period certain not to exceed 15 years or the Participant’s life expectancy (as determined in accordance with the life expectancy tables set forth in Treasury Regulation Section 1.401(a)(9)-9) at the time the distribution commences with any installments remaining at the Participant’s death to be distributed to the Participant’s Beneficiary at least as rapidly as under the method of distribution elected by the Participant prior to his or her death.

(b)       If an amount becomes payable to a Participant under the Plan on account of the Participant’s Disability or on account of a Participant’s Severance from Employment for any reason other than Retirement or death, the Former Pension Plan Account of such Participant will be retained in trust and will continue to be adjusted as provided in Section 4.4, and will be distributed to such Participant by the Trustee at the direction of the Administrative Committee in a manner consistent with the provisions of Section 6.2(b), provided that the Participant may elect an earlier distribution commencement date than that provided in Section 6.2(b).

(c)       If a Participant dies prior to the date distribution commences pursuant to this Section 6.4, the Accounts of such Participant will be distributed in accordance with the provisions of Section 6.3.

(d)        Any provision of this Plan to the contrary notwithstanding, if the value of a Participant’s Vested Interest under this Plan does not exceed $5,000, then the Participant’s Vested Interest under this Plan will be distributed to the Participant as soon as practicable following his or her Severance from Employment, but in no event later than 60 days following the end of the Plan Year in which such Severance from Employment occurs, in the form of a single distribution. Notwithstanding the foregoing, if a single distribution exceeding $1,000 is required to be made to a Participant pursuant to this subsection (d), and if the Participant does not elect either to receive the distribution directly or to have the distribution transferred in a direct rollover to an eligible retirement plan specified by the Participant, the Administrative Committee will direct the distribution to be transferred in a direct rollover to an individual retirement plan designated by the Administrative Committee.

Section 6.5	In-Service Withdrawals.

(a)       Accounts Other than Former Pension Plan Accounts. Except as otherwise provided in this Section,

(1)       a Participant in the employ of an Employer may withdraw all or any portion of the amount credited to his or her After-Tax Account at any time but no more frequently than once in any six-month period, subject to a $250 minimum;

(2)       a Participant in the employ of an Employer may withdraw all or any portion of the amount credited to his or her Rollover Account and/or Roth Rollover Account at any time but no more frequently than once in any six-month period, subject to a $250 minimum;

(3)       a Participant in the employ of an Employer who has attained the age of 59½ years may withdraw all or any portion of the amount credited to his or her Pre-Tax Account, Matching Account, Roth Account, Catch-Up Account, Roth Catch-Up Account and After-Tax Account at any time but no more frequently than once in any six-month period; and

(4)       a Participant in the employ of an Employer who has attained the age of 59-1/2 and completed two Years of Service may withdraw all or any portion of the amount credited to his or her Employer Pension Account at any time, but no more frequently than once in any six-month period;

provided, however, that no such withdrawal may be made unless notice of such withdrawal is delivered to the Administrative Committee by the withdrawing Participant in such manner and at such time as the Administrative Committee may prescribe, and no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Administrative Committee is satisfied that such loan will remain nontaxable and fully secured following such withdrawal. The Administrative Committee will direct the Trustee to distribute any amount so withdrawn to the withdrawing Participant as soon as practicable after the valuation and adjustment of Accounts at the end of the period with respect to which such withdrawal was made.

(b)       Former Pension Plan Accounts. Subject to the limitations set forth below, a Participant in the employ of an Employer who has attained Normal Retirement Age may withdraw at any time during the Plan Year, but no more frequently than once in any six-month period, all or any portion of the amount credited to his or her Former Pension Plan Account; provided, however, that no withdrawal may be made unless the Participant timely and properly completes any and all forms that the Administrative Committee may request in connection with such withdrawal. The amount withdrawn pursuant to this Section will be distributed to the Participant by the Trustee at the direction of the Administrative Committee in the form of a Qualified Joint and Survivor Annuity contract (or a Qualified Optional Survivor Annuity if the Participant so elects) to be purchased from a company selected by the Administrative Committee and commencing in payment as soon as practicable following such election; provided, however, that upon satisfaction of the notice and waiver requirements of Section 6.2(b), the Participant may elect to receive the entire amount of the withdrawal in a single cash distribution.

(c)       Hardship Withdrawals. At any time, a Participant in the employ of an Employer may withdraw such amount of (i) Pre-Tax Contributions credited to his or her Pre-Tax Account, (ii) Roth Contributions credited to his or her Roth Account, (iii) Catch-Up Contributions credited to his or her Catch-Up Account or (iv) Roth Catch-Up Contributions credited to his or her Roth Catch-Up Account, but not any income allocable to any such contributions, as the Administrative Committee determines to be necessary to satisfy an immediate and heavy financial need of such Participant or Beneficiary; provided, however, that no withdrawal may be made unless notice of such withdrawal is delivered to the Administrative Committee by the withdrawing Participant within such reasonable period of time prior to the effective date thereof as the Administrative Committee may require and no withdrawal may be made by a Participant to whom a loan from the Trust is then outstanding unless the Administrative Committee is satisfied that such loan will remain nontaxable and fully secured by the withdrawing Participant’s vested interest following such withdrawal. A hardship withdrawal will be considered to be made on account of an immediate and heavy financial need of a Participant only if the Administrative Committee determines that such withdrawal is on account of:

(1)       expenses for or necessary to obtain medical care that would be deductible under Section 213(d) of the Code determined without regard to whether the expenses exceed 7.5% of adjusted gross income;

(2)       costs directly related to the purchase of a principal residence for such Participant (excluding mortgage payments);

(3)       payment of tuition and related educational fees for the next 12 months of post-secondary education for such Participant or his or her spouse, children or dependents (within the meaning of Section 152 of the Code without regard to Sections 152(b)(1), (b)(2), and (d)(1)(B) of the Code);

(4)       payments necessary to prevent the eviction of such Participant from his or her principal residence or foreclosure on the mortgage of such residence;

(5)       payments for burial or funeral expenses for such Participant’s deceased parent, spouse, children, dependents (within the meaning of Section 152 of the Code without regard to Section 152(d)(1)(B) of the Code; or

(6)       expenses for the repair of damage to such Participant’s principal residence that would qualify the casual deduction under Section 165 of the Code (determined without regard to whether the loss exceeds 10% of adjusted gross income).

Expenses described in (1), (3) and (5) above for an individual who is the Participant’s primary beneficiary will also be included among the eligible expenses that give rise to an immediate and heavy financial need. “Primary beneficiary” for this purpose is the individual who is named as a beneficiary under the Plan and has an unconditional right to all or a portion of the Participant’s Accounts upon the Participant’s death. A hardship withdrawal will be considered to be necessary to satisfy an immediate and heavy financial need of a Participant only if the Administrative Committee determines that (i) the amount of such withdrawal is not in excess of the amount of such need plus any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the withdrawal, and (ii) such Participant has obtained all distributions and withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by an Employer or an Affiliated Company. Any provision of this Plan to the contrary notwithstanding, if a Participant makes a hardship withdrawal, no Pre-Tax Contributions, Roth Contributions, Catch-Up Contributions, Roth Catch-Up Contributions or After-Tax Contributions will be made by or on behalf of such Participant for 6 months after receipt of such withdrawal and no elective deferral contributions will be made by or on behalf of such Participant to any other deferred compensation plan maintained by an Employer or Affiliated Company for 6 months after receipt of such withdrawal.

(d)       Any provision of the Plan to the contrary notwithstanding, a Participant may withdraw amounts from his or her Pre-Tax Account, Roth Account, Catch-Up Account and Roth Catch-Up Account as a “Qualified Reservist Distribution pursuant to Code section 72(t)(2)(G).

Section 6.6	Forfeitures.

(a)       Unless sooner forfeited as provided below, any portion of a Participant’s Employer Pension Account and Former Pension Plan Account that is not vested will be forfeited upon the date such Participant incurs five consecutive One Year Breaks in Service.

(b)       If a Participant receives a distribution of his or her Vested Interest by the end of the second Plan Year following the Plan Year in which his or her Severance from Employment occurred under Section 6.4, any portion of such Participant’s Employer Pension Account and Former Pension Plan Account that is not vested at the time of such distribution will be forfeited; provided, however, that if such Participant is reemployed by an Employer as a Covered Employee prior to incurring five consecutive One Year Breaks in Service, and while a Covered Employee and within five years of the date of such reemployment repays to the Plan the full amount previously distributed therefrom, the amount forfeited from the Participant’s Employer Pension Account and Former Pension Plan Account will be restored to such Accounts out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution.

(c)       If a Participant who has not yet incurred five consecutive One Year Breaks in Service receives a distribution under Section 6.4 after the end of the second Plan Year following the year in which his or her Severance from Employment occurs, any portion of such Participant’s Employer Pension Account and Former Pension Plan Account which is not vested at the time of such distribution will be retained in such Accounts and will be forfeited upon the earlier of the date of such Participant’s death or the date such Participant incurs five consecutive One Year Breaks in Service unless such Participant is reemployed by an Employer or Affiliated Company prior to such date.

(d)       If a Participant who incurs a Severance from Employment for any reason other than his or her Retirement, Disability or death is not entitled to receive any distribution from the Plan due to the fact that such Participant has no Vested Interest, such Participant will be deemed to have received a distribution from the Plan of his or her entire Vested Interest under the Plan and the amounts credited to such Participant’s Employer Pension Account and Former Pension Plan Account will be forfeited at the time of such Severance from Employment; provided, however, that if such Participant is reemployed by an Employer prior to incurring five consecutive One Year Breaks in Service, the full amount forfeited from any such Participant’s Account will be restored to such Account out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution.

Section 6.7      Application and Allocation of Forfeitures. Amounts forfeited during a Plan Year from Employer Pension Accounts and Former Pension Plan Accounts will be applied to restore any forfeited amounts which are re-credited to Employer Pension Accounts and Former Pension Plan Accounts pursuant to Sections 6.6 and 6.11 during such year, used to pay any reasonable and necessary expenses incurred in connection with the administration of the Plan as the Administrative Committee directs, or applied to reduce the amount of Matching Contributions and Employer Pension Contributions the Employers would otherwise be required to make under the terms of the Plan.

Section 6.8      Plan Loans. Subject to such conditions and limitations as the Administrative Committee may prescribe for application on a uniform basis at the request of a

Participant or Beneficiary who is a party in interest (within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended) as to the Plan (hereinafter called the “Borrower”), the Trustee may loan to such Borrower from his or her Accounts, other than his or her Former Pension Plan Account and Employer Pension Account, an amount of money which, when added to the total outstanding balance of all other loans to such Borrower from the Trust or from a qualified employer plan (within the meaning of Section 72(p) of the Code) maintained by an Employer or Affiliated Company, does not exceed the lesser of (i) $50,000 (reduced, however, by the excess, if any, of the highest total outstanding balance of all such other loans during the one-year period ending on the day before the date such loan is made, over the outstanding balance of all such other loans on the date such loan is made), or (ii) one-half of such Borrower’s Vested Interest under the Plan excluding amounts credited to the Borrower’s Former Pension Plan Account and Employer Pension Account. Any such loan made to a Borrower will be evidenced by a promissory note payable to the Trustee or such other document or agreement as the Administrative Committee deems appropriate to ensure that a legal liability exists on the part of the Borrower to repay the loan, will bear a reasonable rate of interest as determined by the Trustee (which will be comparable to the interest rates charged by commercial lenders for loans which would be made under similar circumstances), will be secured by one-half of the Borrower’s Accounts under the Plan, will be repayable within five years (or such shorter period as the Administrative Committee may prescribe) in substantially equal payments no less frequently than quarterly. Any provision of this Plan to the contrary notwithstanding, the promissory note or other documentation evidencing any such loan will be held by the Trustee as a segregated investment allocated to and made solely for the benefit of the Accounts from which the loan was made. The minimum amount of each Plan loan will be $1,000.

Section 6.9	Direct Rollovers.

(a)       If a Participant is entitled to receive an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder) from the Plan, such Participant may elect to have the Administrative Committee direct the Trustee to transfer all or any portion of such distribution directly to any of the following “eligible retirement plans” specified by such Participant: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions, (iv) an annuity plan described in Section 403(a) of the Code, (v) an annuity contract described in Section 403(b) of the Code, and (vi) an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan; provided, however, that an amount credited to a Roth Account, Roth Catch-Up Account or Roth Rollover Account may be transferred only to a designated Roth account described in Section 402A of the Code or to a Roth IRA described in Section 408A of the Code.

(b)       If the surviving spouse of a deceased Participant is entitled to receive an eligible rollover distribution from the Plan, or if an Alternate Payee under a Qualified Domestic Relations Order is the spouse or former spouse of the Participant specified in such order, this Section will apply to such surviving spouse or Alternate Payee as if such surviving spouse or Alternate Payee were a Participant.

(c)       If a designated beneficiary (as defined in Code Section 401(a)(9)(E)) of a deceased Participant other than the Participant’s surviving spouse is entitled to receive an eligible rollover distribution under this Plan, the designated Beneficiary may elect to have the Administrative Committee direct the Trustee to transfer all or any portion of such distribution directly to an eligible individual retirement plan, as defined in Section 402(c)(8)(B)(i) or (ii) of the Code, that has been established for the purpose of receiving the distribution on behalf of such designated Beneficiary. The Administrative Committee will direct the Trustee to make distributions under this subsection only if the Administrative Committee determines that the requested distribution satisfies the requirements of Section 402(c)(11) of the Code and any regulations or other guidance issued under that Section.

(d)       The preceding provisions of this Section to the contrary notwithstanding, any amount that is distributed from this Plan on account of hardship will not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

(e)       The preceding provisions of this Section to the contrary notwithstanding, a portion of a distribution will not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions the distribution of which will not result in such amounts being includible in gross income, provided that such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

Section 6.10    Distributions to Minors and Persons Under Legal Disability. If any distribution under the Plan becomes payable to a minor or other person under a legal disability, such distribution will be made to the duly appointed guardian or other legal representative of the estate of such minor or person under legal disability as determined by the Administrative Committee in its discretion.

Section 6.11    Benefits Payable to Missing Participant or Beneficiary. If the Administrative Committee cannot locate a Participant or Beneficiary entitled to a distribution under this Plan within a period of three years after such Participant or Beneficiary becomes entitled to the distribution, the amounts credited to the Accounts of such Participant or Beneficiary will be forfeited; provided, however, that if a claim for any such forfeited amounts is subsequently made by any person entitled to the distribution, such forfeited amounts will be restored (without adjustment for earnings or appreciation) out of current-year forfeitures, or if such forfeitures are insufficient, by an additional Employer contribution.

Section 6.12    Qualified Domestic Relations Order. Upon receipt of any judgment, decree or order (including approval of a property settlement agreement) relating to the provision of payment by the Plan to an Alternate Payee pursuant to a State domestic relations law, the Administrative Committee will as soon as reasonably practicable notify the affected Participant and any Alternate Payee of (i) the receipt of such judgment, decree, or order, and (ii) the Administrative Committee’s procedure for determining whether or not the judgment, decree, or order is a Qualified Domestic Relations Order. Any provision of this Plan to the contrary notwithstanding:

(a)       Alternate Payee’s Accounts. The Administrative Committee will establish and maintain for each Alternate Payee under a Qualified Domestic Relations Order separate Accounts similar to the Accounts of the Participant specified in the Qualified Domestic Relations Order. The Alternate Payee’s Accounts will be credited with the Alternate Payee’s interest in such Participant’s Accounts, as determined under the Qualified Domestic Relations Order. Except to the extent specifically provided by the Qualified Domestic Relations Order, no amount of the nonforfeitable portion, if any of the Participant’s Employer Pension Account or Former Pension Plan Account will be credited to the Alternate Payee’s Accounts. To the extent a portion of a Participant’s Accounts are transferred to a separate Account for an Alternate Payee pursuant to a Qualified Domestic Relations Order, the Administrative Committee will make such adjustments to the Participant’s Accounts as it may deem to be necessary to take such transfer into account.

(b)       Alternate Payee’s Beneficiary. Except to the extent otherwise provided by the Qualified Domestic Relations Order relating to an Alternate Payee:

(1)       the Alternate Payee may designate a Beneficiary on such forms prescribed by the Administrative Committee and filed at such reasonable times as will be established by the Administrative Committee,

(2)       if no such person is validly designated or if the designated person predeceases the Alternate Payee, the Beneficiary of the Alternate Payee will be the Alternate Payee’s estate, and

(3)       the Beneficiary of the Alternate Payee will be afforded under the Plan all the rights and privileges of the Beneficiary of a Participant.

(c)       Distribution to Alternate Payee. An Alternate Payee will be entitled to receive distributions from the Plan in accordance with the Qualified Domestic Relations Order relating to the Alternate Payee. Such distributions may be made only in a method provided in Article VI (excluding hardship withdrawals) and will include only such amounts as have become vested; provided, however, that if a Qualified Domestic

Relations Order so provides, a lump sum distribution of the total vested amount credited to the Alternate Payee’s Accounts may be made to the Alternate Payee at any time after the Participant is 100% vested in his or her Employer Pension Account and Former Pension Plan Account, including a date which is prior to the date as of which the Participant specified in the Qualified Domestic Relations Order will attain his or her earliest retirement age (as defined in Section 414(p)(4)(B) of the Code).

(d)       Vesting of Alternate Payee’s Accounts. In the event that the Qualified Domestic Relations Order provides for all or part of the nonvested portion of the Participant’s Employer Pension Account and/or Former Pension Plan Account to be credited to Accounts of the Alternate Payee, such amounts will vest and/or be forfeited at the same time and in the same manner as the Accounts of the Participant.

ARTICLE VII.

PLAN ADMINISTRATION AND COMMITTEES

Section 7.1      Administrative Committee. The Company will be the plan administrator of the Plan. The Plan will be administered on behalf of the Company by an Administrative Committee composed of one or more individuals appointed by the Board of Directors of the Company. Each member of the Administrative Committee so appointed will serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Administrative Committee at any time by giving written notice thereof to the members of the Administrative Committee. Vacancies will likewise be filled by the Board of Directors of the Company. The members of the Administrative Committee will receive no remuneration from the Plan for their services as Administrative Committee members. The Benefit Plan Design Committee may act on behalf of the Board of Directors of the Company with regard to the appointment of members of the Administrative Committee and other actions described in this Section.

Section 7.2      Powers and Duties of the Administrative Committee. The Administrative Committee will have discretionary and final authority to interpret and implement the provisions of the Plan, including without limitation, authority to determine eligibility for benefits under the Plan. The Administrative Committee will perform all of the duties and may exercise all of the powers and discretion that the Administrative Committee deems necessary or appropriate for the proper administration of the Plan. The Administrative Committee will act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Administrative Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Administrative Committee, in which event the Administrative Committee will notify the Trustee in writing of such action and the name or names of its member or members so authorized to act. Every interpretation, choice, determination or other exercise by the Administrative Committee of any power or discretion given either expressly or by implication to it will be conclusive and binding upon all parties having or claiming to have an interest under the Plan or otherwise directly or indirectly affected by such action, without restriction, however, on the right of the

Administrative Committee to reconsider and redetermine such action. In performing any duty or exercising any power herein conferred, the Administrative Committee will in no event perform such duty or exercise such power in any manner which discriminates in favor of Highly Compensated Employees.

Section 7.3      Benefit Plan Design Committee. The Board of Directors of the Company will appoint two or more individuals, not necessarily members of the Board, to serve on a committee to be known as the “Benefit Plan Design Committee”. Each member of the Benefit Plan Design Committee so appointed will serve in such office until his or her death, resignation or removal by the Board of Directors of the Company. The Board of Directors of the Company may remove any member of the Benefit Plan Design Committee at any time by giving written notice thereof to the members of the Benefit Plan Design Committee. Vacancies will likewise be filled by the Board of Directors of the Company. The Benefit Plan Design Committee will act by a majority of its members at the time in office and such action may be taken either by a vote at a meeting or in writing without a meeting. The Benefit Plan Design Committee may by such majority action authorize any one or more of its members to execute any document or documents on behalf of the Benefit Plan Design Committee, in which event the Benefit Plan Design Committee will notify the Company, the Administrative Committee and the Trustee in writing of such action and the name or names of its member or members so authorized to act.

Section 7.4      Authority of Benefit Plan Design Committee. Any action permitted to be taken by the Company with respect to the amendment of this Plan may be taken by the Benefit Plan Design Committee; provided, however, that the Benefit Plan Design Committee will not be permitted to amend the Plan in any manner that would directly or indirectly, materially increase the amount of contributions the Employers are required to make to the Plan each Plan Year or to remove from the Investment Funds available under the Plan for Accounts other than the Former Pension Plan Account and the Employer Pension Account the fund designed to invest primarily in Nexen Stock. In addition to the amendment authority described herein, the Benefit Plan Design Committee also will have the responsibility and discretionary and final authority to select Investment Funds to be made available for the investment of Plan funds and make other related investment decisions as provided further in and subject to the other provisions of this Plan and the trust agreement. The Benefit Plan Design Committee will have the authority to appoint the Administrative Committee as set forth in Section 7.1 of this Plan.

Section 7.5      Committee Indemnity. The Employers will indemnify and hold harmless the Administrative Committee and the Benefit Plan Design Committee and each member thereof, as well as each other individual who is an employee of an Employer who is empowered to act on behalf of the Company in its capacity as plan administrator of the Plan, the Administrative Committee or the Benefit Plan Design Committee, against any claim, cost, expense (including attorney’s fees), judgment or liability (including any sum paid in settlement of a claim with the approval of the Employer) arising out of any act or omission to act on behalf of the Company, the Administrative Committee, the Benefit Plan Design Committee, any member thereof, or such other individuals who are employees of an Employer who are empowered to act on behalf of the

Company, the Administrative Committee or the Benefit Plan Design Committee, except in the case of willful misconduct or gross negligence.

Section 7.6      Rules, Records and Reports. The Administrative Committee may adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof, and will keep adequate records of their proceedings and acts. The Administrative Committee may employ such agents, accountants and legal counsel (who may be agents, accountants or legal counsel for an Employer) as may be appropriate for the administration of the Plan. The Administrative Committee will annually provide each Participant with a report reflecting the status of his or her Accounts in the Trust and will cause such other information, documents or reports to be prepared, provided and/or filed as may be necessary to comply with the provisions of the Employee Retirement Income Security Act of 1974 or any other law.

Section 7.7      Administration Expenses and Taxes. Unless otherwise paid by the Employers in their discretion, the Administrative Committee will direct the Trustee to pay all reasonable and necessary expenses (including the fees of agents, accountants and legal counsel) incurred by the Administrative Committee in connection with the administration of the Plan. Should any tax of any character (including transfer taxes) be levied upon the Trust assets or the income therefrom, such tax will be paid from and charged against the assets of the Trust.

ARTICLE VIII.

TOP-HEAVY PROVISIONS

Section 8.1      Top-Heavy Definitions. Unless the context clearly indicates otherwise, when used in this Plan:

(a)       “Top-Heavy Plan” means this Plan if, as of the Determination Date, the aggregate of the Accounts of Key Employees under the Plan exceeds 60% of the aggregate of the Accounts of all Participants and former Participants under the Plan. The aggregate of the Accounts of any Participant or former Participant will include any distributions (other than related rollovers or transfers from the Plan within the meaning of regulations under Section 416(g) of the Code) made from such individual’s Accounts during the one-year period ending on the Determination Date, but will not include any unrelated rollovers or transfers (within the meaning of regulations under Section 416(g) of the Code) made to such individual’s Accounts; provided, however, that in the case of a distribution made for a reason other than Severance from Employment, death, or disability, this provision will be applied by substituting “five-year period” for “one-year period”. The Account of any Participant or former Participant who (i) is not a Key Employee for the Plan Year in question but who was a Key Employee in a prior Plan Year or (ii) has not completed an Hour of Service during the one-year period ending on the Determination Date, will not be taken into account. The determination of whether the Plan is a Top-Heavy Plan will be made after aggregating all other plans of an Employer and any Affiliated Company qualifying under Section 401(a) of the Code in which a Key

Employee is a participant or which enables such a plan to meet the requirements of Section 401(a)(4) or 410 of the Code, and after aggregating any other plan of an Employer or Affiliated Company qualifying under Section 401(a) of the Code, which is not already aggregated, if such permissive aggregation thereby eliminates the top-heavy status of any plan within such permissive aggregation group. For purposes of determining the aggregate of the Accounts of any Participant or former Participant, the distributions included, as provided above, will include distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. The determination of whether this Plan is a Top-Heavy Plan will be made in accordance with Section 416(g) of the Code.

(b)       “Determination Date” means, for purposes of determining whether the Plan is a Top-Heavy Plan for a particular Plan Year, the last day of the preceding Plan Year.

(c)       “Key Employee” means any Employee or former Employee (including a Beneficiary of such Employee or former Employee) who at any time during the Plan Year that includes the Determination Date was:

(1)       an officer of an Employer having Limitation Year Compensation for such Plan Year greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(2)	a 5% owner of the Employer; or

(3)       a 1% owner of the Employer having Limitation Year Compensation for such Plan Year of more than $150,000.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder and in the event of any conflict between the definition of “Key Employee” as set forth herein and the provisions of Code Section 416(i)(1) and the applicable regulations and other guidance issued thereunder, the provisions of Code Section 416(i)(1) and the applicable regulations and other guidance issued thereunder will control.

(d)       “Non-Key Employee” means any Employee or former Employee (including a Beneficiary of such Employee or former Employee) who is not a Key Employee.

Section 8.2      Minimum Contribution Requirement. Any provision of this Plan to the contrary notwithstanding, if the Plan is a Top-Heavy Plan for any Plan Year, then the Employers will contribute to the Employer Pension Account of each Participant who is both a Non-Key Employee and a Covered Employee in the employ of an Employer on the last day of the Plan Year an amount which, when added to the total amount of

Employer contributions and forfeitures otherwise allocable under the Plan to such Participant for such year, will equal the lesser of (i) 3% of the Limitation Year Compensation of such Participant during such year or (ii) the percentage of Limitation Year Compensation contributed by an Employer for the Key Employee for whom such percentage is the highest for the Plan Year after taking into account contributions under other defined contribution plans maintained by the Employer in which a Key Employee is a participant (as well as any other plan of an Employer which enables such a plan to meet the requirements of Sections 401(a)(4) or 410 of the Code); provided, however, that no minimum contribution will be made for a Participant under this Section for any Plan Year if the Employer maintains another qualified plan under which a minimum benefit or contribution is being accrued or made for such Plan Year for the Participant in accordance with Section 416(c) of the Code.

ARTICLE IX.

AMENDMENT, TERMINATION AND RELATED MATTERS

Section 9.1      Amendment and Termination. The Board of Directors of the Company will have the right and power at any time to amend or terminate this Plan, in whole or in part, on behalf of all Employers. Any such amendment to or termination of this Plan will be made by or pursuant to a resolution duly adopted by the Board of Directors of the Company and will be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors of the Company will authorize for such purpose. However, in no event will any amendment or new trust permit any portion of the trust fund to be used for or diverted to any purpose other than the exclusive benefit of the Participants and their Beneficiaries, nor will any amendment or new trust reduce a Participant’s Vested Interest under the Plan. The Company will in writing notify the Administrative Committee of any amendment or change in the provisions of the Plan.

Section 9.2      Effect of Termination. Any provision of this Plan to the contrary notwithstanding, upon the termination or partial termination of the Plan as to any Employer, or in the event any Employer should completely discontinue making contributions to the Plan without formally terminating it, all amounts credited to the Accounts of the affected Participants of that particular Employer will be fully vested and nonforfeitable. Any distribution made upon the termination or partial termination of the Plan with respect to any Employer will be made in accordance with Article VI.

ARTICLE X.

MISCELLANEOUS GENERAL PROVISIONS

Section 10.1    Spendthrift Provision. No right or interest of any Participant or Beneficiary under the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest will be liable for or subject to any debt, obligation or liability of such Participant or Beneficiary;

provided, however, that nothing herein will prevent the payment of amounts from a Participant’s Accounts under the Plan in accordance with the terms of a court order which the Administrative Committee has determined to be a Qualified Domestic Relations Order.

Section 10.2    Claims Procedure. The Administrative Committee will establish and maintain a claims procedure (the “Claims Procedure”) for the Plan that satisfies the requirements of Section 503 of ERISA and the regulations promulgated thereunder. Any person who feels that he or she is being denied a benefit to which he or she is entitled under the Plan (a “Claimant”) may file a claim for such benefit in accordance with the provisions of the Claims Procedure. A Claimant’s claim for a Plan benefit will be approved or denied in accordance with the provisions of the Claims Procedure, and a final decision made pursuant to the Claims Procedure that denies a Claimant’s claim for a Plan benefit will be conclusive and binding upon all parties having or claiming to have an interest in such claim.

Section 10.3    Maximum Allocation Limitation. Any provision of this Plan to the contrary notwithstanding (except to the extent permitted under Section 414(v) of the Code, if applicable), the sum of:

(a)	the Employer contributions,

(b)       the Employee contributions (excluding rollover contributions and employee contributions to a simplified employee pension that are not includible in the gross income of the Employee, each within the meaning specified in Section 415(c)(2) of the Code), and

(c)	the forfeitures,

that are allocated to the Accounts of any Participant with respect to a Plan Year, to the extent such amounts constitute annual additions for purposes of Section 415(c) of the Code (the “Annual Additions”), will in no event exceed the lesser of $40,000 (as adjusted for increases in the cost-of-living under Section 415(d) of the Code) or 100% of such Participant’s Limitation Year Compensation for that year from his or her Employer, as determined in a manner that complies with Section 415 of the Code. If an amount that would otherwise be contributed or allocated to a Participant’s Accounts for a Plan Year would cause the Annual Additions for such Participant for such Plan Year to exceed the limitation set forth in the preceding sentence, the amount to be contributed or allocated shall be reduced so that the Annual Additions do not exceed such limitation. In the event more than one type of contribution remains to be allocated to the Accounts of a Participant at a time when the total of such amounts would exceed the limitations of this Section, priority shall be given to contributions in the following order: (1) Employer Pension Contributions, (2) matched Pre-Tax Contributions, Roth Contributions, Catch-up Contributions and Roth Catch-Up Contributions and the related Matching Contributions, (3) matched After-Tax Contributions and the related Matching Contributions, (4) unmatched Pre-Tax Contributions, Roth Contributions, Catch-Up Contributions and Roth Catch-Up Contributions, and (5) unmatched After-Tax Contributions. For the purposes of applying the limitation imposed by this Section, each Employer and its

Affiliated Companies will be considered a single employer, and all defined contribution plans (meaning plans providing for individual accounts and for benefits based solely upon the amounts contributed to such accounts and any forfeitures, income, expenses, gains and losses allocated to such accounts) described in Section 415(k) of the Code, whether or not terminated, maintained by an Employer or its Affiliated Companies will be considered a single plan.

Section 10.4    Employment Noncontractual. The establishment of this Plan will not enlarge or otherwise affect the terms of any Employee’s employment with an Employer and an Employer may terminate the employment of any Employee as freely and with the same effect as if this Plan had not been adopted.

Section 10.5    Limitations on Responsibility. The Employers do not guarantee or indemnify the Trust against any loss or depreciation of its assets which may occur, nor guarantee the payment of any amount which may become payable to a Participant or his or her Beneficiaries pursuant to the provisions of this Plan. All payments to Participants and their Beneficiaries will be made by the Trustee at the direction of the Administrative Committee solely from the assets of the Trust and the Employers will have no legal obligation, responsibility or liability for any such payments.

Section 10.6    Merger or Consolidation. In no event will this Plan be merged or consolidated into or with any other plan, nor will any of its assets or liabilities be transferred to any other plan, unless each Participant would be entitled to receive a benefit if the plan in which he or she then participates terminated immediately following such merger, consolidation or transfer, which is equal to or greater than the benefit he or she would have been entitled to receive if the Plan had been terminated immediately prior to such merger, consolidation or transfer.

Section 10.7    Applicable Law. This Plan will be governed and construed in accordance with the internal laws (and not the principles relating to conflicts of laws) of the State of Texas except where superseded by federal law.

Section 10.8    USERRA Compliance. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

IN WITNESS WHEREOF, this Plan, as amended and restated, has been executed this 30th day of November to be effective as of January 1, 2010.

NEXEN PETROLEUM U.S.A. INC.
By:	/s/ Gregg E. Radetsky
Name: Gregg E. Radetsky Title: Vice President / General Counsel

By:	/s/ Michael F. O'Hare
Name: Michael F. O'Hare Title: Vice President Human Resources